SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported):      October 11, 1996


                           MICROTECH MEDICAL SYSTEMS, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Colorado                      2-94117-D                84-0867911
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(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)


Holly Sugar Building, Suite 330, 2 N. Cascade Avenue, Colorado Springs, CO 80903
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(Address of Principal Executive Offices)                              (Zip Code)


              Registrant's telephone number, including Area Code:
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                                  719/520-1800

ITEM 2.  ACQUISITION OF ASSETS.

         Pursuant to a Purchase Agreement dated September 30, 1996 between Microtech Medical Systems, Inc. (the "Company") and Glacier Valley Holding Corporation, a Colorado Corporation ("GVH"), on October 9, 1996, the Company formally completed the purchase of approximately thirteen (13) acres, comprised of approximately thirty (30) platted lots and approximately twenty (20) unplatted lots located in Colorado Springs, Colorado. The real estate is a portion of a manufactured home subdivision known as The Community at Bear Creek. Escrow closed on October 9, 1996. The property was acquired by the Company for a total purchase price of Seven Hundred Thousand and No/100 ($700,000.00) Dollars, consisting of the following:

              1. Assignment of real estate sales contract on property owned by the Company in the amount of One Hundred Twenty Thousand and No/100 ($120,000.00) Dollars;

              2. Assignment of Promissory Note secured by a Deed of Trust, both in favor of the Company, in the amount of One Hundred Ten Thousand and No/100 ($110,000.00); and

              3. Six million two hundred twenty-five thousand (6,225,000) shares of restricted Common Stock of the Company issued to GVH. For purposes of determining the purchase price, the value assigned to the restricted Common Stock of the Company was $.0267 per share. The Company paid no cash to GVH as a result of the transaction, although the Company assumed a certain note secured by Deed of Trust in favor of James L. Wright, Jr., in the face amount of Three Hundred Three Thousand Seven Hundred Ninety-Three and No/100 ($303,793.00) Dollars.

         The Company initially intends to commence the development of the initial thirty (30) platted lots in preparation of the sale to manufactured home dealers, residential customers and others.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         a. Financial Statements and Proforma Financial Information - It is impracticable to provide the required financial statements and proforma financial information at this time, and the Company intends to file with the Commission as soon as they are available and within the required time periods.

         b.  Exhibits

         EXHIBIT NO.                         DESCRIPTION

            10.17 Purchase Agreement dated September 30, 1996 between the Company and Glacier Valley Holding Corporation.

            10.18 Promissory Note dated July 25, 1996 between Glacier Valley Holding Corporation and James L. Wright, Jr., assumed by the Company.

            10.19 Amendment to Loan Documents dated October 11, 1996 between Company and James L. Wright, Jr.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 15, 1996
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                                   MICROTECH MEDICAL SYSTEMS, INC.



                                   By:   /s/ J. Royce Renfrow
                                      ------------------------------------------
                                         J. ROYCE RENFROW
                                         Corporate Secretary and General Counsel